------------------------------------------------------------------



                           CNH EQUIPMENT TRUST 2000-A



                               PURCHASE AGREEMENT


                                     between


                            CASE CREDIT CORPORATION,
                                 as Originator,


                                       and


                              CNH RECEIVABLES INC.,
                                  as Purchaser.


                            Dated as of March 1, 2000


       ------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I    CERTAIN DEFINITIONS

    SECTION 1.1.  DEFINITIONS.................................................2
    SECTION 1.2.   OTHER DEFINITIONAL PROVISIONS..............................2

ARTICLE II   CONVEYANCE OF RECEIVABLES
    SECTION 2.1.  CONVEYANCE OF PURCHASED CONTRACTS...........................3
    SECTION 2.2.  CONVEYANCE OF SUBSEQUENT RECEIVABLES........................3
    SECTION 2.3.  INTENTION OF THE PARTIES....................................4
    SECTION 2.4.  THE CLOSING.................................................5
    SECTION 2.5.  PAYMENT OF THE PURCHASE PRICE...............................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES
    SECTION 3.1.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............6
    SECTION 3.2.  REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR............7

ARTICLE IV   CONDITIONS
    SECTION 4.1.  CONDITIONS TO OBLIGATION OF THE PURCHASER..................14
    SECTION 4.2.  CONDITIONS TO OBLIGATION OF THE ORIGINATOR.................17

ARTICLE V    COVENANTS OF THE ORIGINATOR
    SECTION 5.1.  PROTECTION OF RIGHT, TITLE AND INTEREST. ..................17
    SECTION 5.2.  OTHER LIENS OR INTERESTS...................................18
    SECTION 5.3.  CHIEF EXECUTIVE OFFICE.....................................18
    SECTION 5.4.  COSTS AND EXPENSES.........................................18
    SECTION 5.5.  INDEMNIFICATION............................................18
    SECTION 5.6.  TRANSFER OF SUBSEQUENT RECEIVABLES.........................19

ARTICLE VI   MISCELLANEOUS PROVISIONS
    SECTION 6.1.  OBLIGATIONS OF ORIGINATOR..................................19
    SECTION 6.2.  REPURCHASE EVENTS..........................................19
    SECTION 6.3.  PURCHASER ASSIGNMENT OF REPURCHASED RECEIVABLES............19
    SECTION 6.4.  TRUST......................................................19
    SECTION 6.5.  AMENDMENT..................................................20
    SECTION 6.6.  ACCOUNTANTS' LETTERS.......................................20
    SECTION 6.7.  WAIVERS....................................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

    SECTION 6.8.   NOTICES...................................................21
    SECTION 6.9.   COSTS AND EXPENSES........................................21
    SECTION 6.10.  REPRESENTATIONS OF THE ORIGINATOR AND THE PURCHASER.......21
    SECTION 6.11.  CONFIDENTIAL INFORMATION..................................21
    SECTION 6.12.  HEADINGS AND CROSS-REFERENCES.............................21
    SECTION 6.13.  GOVERNING LAW.............................................21
    SECTION 6.14.  COUNTERPARTS..............................................22
    SECTION 6.15.  SEVERABILITY..............................................22


                                    EXHIBITS


EXHIBIT A          Form of First-Tier Case Assignment
EXHIBIT B          Form of First-Tier Case Subsequent Transfer Assignment

||

          PURCHASE AGREEMENT (as amended or supplemented from time to time, this "AGREEMENT"), dated as of March 1, 2000, between CASE CREDIT CORPORATION, a Delaware corporation (the "ORIGINATOR"), and CNH RECEIVABLES INC., a Delaware corporation (the "PURCHASER").


                                    RECITALS

          WHEREAS, in the regular course of its business, the Originator purchases, directly and indirectly, from equipment dealers and brokers, and directly originates, Contracts; and

          WHEREAS, in the regular course of its business, the Originator purchases from Case Corporation certain Contracts originated by Case Corporation in the ordinary course of business; and

          WHEREAS, the Originator and the Purchaser wish to set forth the terms pursuant to which: (1) Contracts having an aggregate Contract Value of approximately $439,791,757.40 (the "PURCHASED CONTRACTS") as of Initial Cutoff Date and the Originator's right, title and interest in any True Lease Equipment related to such Contracts are to be sold by the Originator to the Purchaser on the date hereof and (2) certain Subsequent Receivables and the Originator's right, title and interest in any True Lease Equipment related to such Subsequent Receivables are to be sold by the Originator to the Purchaser from time to time on each Subsequent Transfer Date; and

          WHEREAS, the Purchaser as of the Initial Cutoff Date, owned Contracts previously purchased from the Originator pursuant to a Receivables Purchase Agreement dated as of August 1, 1994 (as amended from time to time, the
"LIQUIDITY RECEIVABLES PURCHASE AGREEMENT"), between the Originator and the Purchaser, having an aggregate Contract Value of approximately $282,391,930.06 (the "OWNED CONTRACTS", and together with the Purchased Contracts, the "INITIAL RECEIVABLES"); and

          WHEREAS, the Initial Receivables and the Subsequent Receivables (collectively, the "RECEIVABLES") and any True Lease Equipment related to such Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement, to CNH Equipment Trust 2000-A (the "TRUST"), which Trust will issue 7.32% Asset Backed Certificates representing fractional undivided interests in, and 6.178% Class A-1 Asset Backed Notes, 6.80% Class A-2 Asset Backed Notes, 7.14% Class A-3 Asset Backed Notes, 7.34% Class A-4 Asset Backed Notes and 7.32% Class B Asset Backed Notes collateralized by, the Receivables and the other property of the Trust; and

          WHEREAS, the Originator and the Purchaser wish to set forth herein certain representations, warranties, covenants and indemnities of the Originator with respect to the Receivables for the benefit of the Purchaser, the Trust, the Noteholders and the Certificateholders.

          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

          SECTION 1.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture, dated as of the date hereof, between CNH Equipment Trust 2000-A and Harris Trust and Savings Bank.

         SECTION 1.2. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including, without limitation,".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

          SECTION 2.1. CONVEYANCE OF PURCHASED CONTRACTS. In consideration of the Purchaser's payment of $439,791,757.40 (the "INITIAL PURCHASE PRICE") in the manner set out in Section 2.5(a), the Originator does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the "INITIAL FIRST-TIER ASSETS"):

                   (i) the Purchased Contracts, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

                   (ii) the security interests in the Financed Equipment granted by Obligors pursuant to the Purchased Contracts and any other interest of the Originator in such Financed Equipment;

                   (iii) any proceeds with respect to the Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors;

                   (iv) any proceeds from recourse to Dealers with respect to the Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with the Originator or with NH Credit;

                   (v) any Financed Equipment that shall have secured the Purchased Contracts and that shall have been acquired by or on behalf of the Purchaser;

                   (vi) any True Lease Equipment that is subject to any Purchased Contract; and

                   (vii) the proceeds of any and all of the foregoing.

          SECTION 2.2. CONVEYANCE OF SUBSEQUENT RECEIVABLES. Subject to the conditions set forth in Section 4.1(b), in consideration of the Purchaser's delivery on the related Subsequent Transfer Date to or upon the order of the Originator of the related Subsequent Purchase Price pursuant to Section 2.5, the Originator does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the "SUBSEQUENT FIRST-TIER ASSETS"; and together with the Initial First-Tier Assets, the "FIRST-TIER ASSETS"):

                   (i) the Subsequent Receivables listed on Schedule A to the related First-Tier Case Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

                   (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Originator in such Financed Equipment;

                   (iii)  any   proceeds   with   respect  to  such   Subsequent
          Receivables from claims on insurance policies covering Financed Equipment or Obligors;

                   (iv) any proceeds with respect to such Subsequent Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with the Originator or with NH Credit;

                   (v) any Financed Equipment that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Purchaser;

                   (vi) any True Lease Equipment that is subject to any Subsequent Receivable; and

                   (vii) the proceeds of any and all of the foregoing.

          SECTION 2.3. INTENTION OF THE PARTIES. The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Originator of the Purchased Contracts and the Subsequent Receivables and any True Lease Equipment related to such Purchased Contracts or Subsequent Receivables, as the case may be, and not as a lending transaction. The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by the Purchaser of, any obligation or liability with respect to any Purchased Contract or any Subsequent Receivables, nor shall the Purchaser be obligated to perform or otherwise be responsible for any obligation of the Originator or any other Person in connection with the Purchased Contracts or the Subsequent Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor, except that the Purchaser accepts any Contracts that are Leases subject to (and assumes) the covenants benefitting the Obligors under such Leases.

          If (but only to the extent) that the transfer of the First-Tier Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, the Originator shall be deemed hereunder to have granted to the Purchaser a security interest in all of Originator's right, title and interest in and to the First-Tier Assets. Such security interest shall secure all of the Originator's obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Purchaser shall have, with respect to the property described in Section 2.1 and Section 2.2, and in addition to all the other rights and remedies available to Purchaser under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

          SECTION 2.4. THE CLOSING. The sale and purchase of the Purchased Contracts shall take place at a closing at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement,
(b) the Trust Agreement, (c) the Administration Agreement and (d) the Indenture.

          SECTION 2.5.  PAYMENT OF THE PURCHASE PRICE.

          (a) Purchased Contracts. The Initial Purchase Price is payable as follows: (i) $414,654,008.27 in cash on the Closing Date and (ii) the remainder in cash, as provided in the subordinated note dated March 16, 2000, payable by the Purchaser to the Originator.

          (b) Subsequent Receivables. As consideration for the conveyance of Subsequent Receivables pursuant to Section 2.2, the Purchaser shall pay or cause to be paid to the Originator on each Subsequent Transfer Date an amount (a "SUBSEQUENT PURCHASE PRICE") equal to the aggregate Contract Value of the Subsequent Receivables as of the related Subsequent Cutoff Date, plus any premium or minus any discount agreed upon by the Originator and the Purchaser. Any Subsequent Purchase Price shall be payable as follows: (i) cash in the amount released to the Purchaser from the Pre-Funding Account pursuant to
Section 5.7(a) of the Sale and Servicing Agreement shall be paid to the Originator on the related Subsequent Transfer Date; and (ii) the balance shall be paid in cash as and when amounts are released to, or otherwise realized by, the Purchaser from the Spread Account, the Negative Carry Account, and the Principal Supplement Account in accordance with the Sale and Servicing Agreement, or otherwise are available for such purpose.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Originator as of the date hereof and as of the Closing Date:

                   (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

                   (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                   (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action.

                   (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                   (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                    (f) No Proceedings. There are no proceedings or investiga-tions pending or, to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR. (a) The Originator hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                   (i) Organization and Good Standing. The Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

                   (ii) Due Qualification. The Originator is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                   (iii) Power and Authority. The Originator has the power and authority to execute and deliver this Agreement and to carry out its terms; the Originator has full power and authority to sell and assign the property to be sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each First-Tier Case Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by the Originator by all necessary corporate action.

                   (iv) Binding Obligation. This Agreement constitutes, and each First-Tier Case Subsequent Transfer Assignment when executed and delivered by the Originator will constitute, a legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with their terms.

                   (v)  No  Violation.  The  consummation  of  the  transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Originator, or any indenture, agreement or other instrument to which the Originator is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Originator's knowledge, any order, rule or regulation applicable to the Originator of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Originator or its properties.

                   (vi) No Proceedings. There are no proceedings or investigations pending, or to the Originator's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Originator or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement.

          (b) The Originator makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Purchased Contracts and the Subsequent Receivables and in transferring the Receivables to the Trust. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Purchased Contracts, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer of such Receivables to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the Indenture:

                   (i) Characteristics of Receivables.  Each Receivable: (A) (1)
          (i) was originated in the United States of America by a Dealer in connection with the retail sale or lease of Financed Equipment in the ordinary course of such Dealer's business, and (ii) either (x) was purchased by the Originator from a Dealer and validly assigned by such Dealer to the Originator in accordance with its terms, or (y) was purchased by the Originator from NH Credit and validly assigned to the Originator in accordance with its terms, or (2) was originated in the United States of America by Case Credit in connection with the financing or lease of Financed Equipment in the ordinary course of Case Credit's business and, in either case, was fully and properly executed by the parties thereto, (B) has created a valid, subsisting and enforceable first priority security interest in the Financed Equipment in favor of the Originator or, in the case of a NH Receivable, NH Credit, which (i) with respect to a NH

          Receivable, has been assigned to the Originator, and (ii) with respect to the Receivables (including any NH Receivable), as of the Closing Date, has been assigned by the Originator to the Purchaser, by the Purchaser to the Issuer and by the Issuer to the Indenture Trustee, except that (x) no security interest against the Obligor is created in True Lease Equipment, and (y) the Originator makes no representation or warranty as to any such security interest granted by any Dealer to secure the Dealer's obligations to make payments in respect of Termination Values, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) (i) in the case of Retail Installment Contracts, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (ii) in the case of any Contracts sold, or to be sold, hereunder that are Leases, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, except that any Contracts sold, or to be sold, hereunder that are Leases also provide for payments of the related Termination Values.

                   (ii) Schedule of Receivables. The information set forth on Schedule A to the First-Tier Case Assignment delivered on the Closing Date is true and correct in all material respects as of the opening of business on the Initial Cutoff Date and the information set forth on Schedule A to the related First-Tier Case Subsequent Transfer Assignment will be true and correct on each Subsequent Transfer Date related to such First-Tier Case Subsequent Transfer Assignment and no selection procedures believed by the Originator to be adverse to the interests of the Trust, the Noteholders or the Certificateholders were or will be utilized in selecting the Receivables. The computer tape regarding the Receivables made available to the Purchaser and its assigns is true and correct in all respects.

                   (iii) Compliance With Law. Each Receivable and the sale or lease of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement and each First-Tier Case Subsequent Transfer Assignment complies in all material respects with all requirements of applicable Federal, State and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Wisconsin Consumer Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                   (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

                   (v) No Government Obligor. None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                   (vi) Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of the Originator as secured party (or, in the case of a NH Receivable, as assignee of NH Credit) or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of the Originator as secured party (or, in the case of a NH Receivable, as assignee of NH Credit), except that (A) no security interest against the Obligor is created in True Lease Equipment and (B) the Originator makes no representation or warranty as to any security interest granted by any Dealer to secure the Dealer's obligations to make payments in respect of Termination Values.

                   (vii) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related Receivable in whole or in part.

                   (viii) No Amendment or Waiver. No provision of a Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

                   (ix)  No   Defenses.   No   right  of   rescission,   setoff,
          counterclaim or defense has been asserted or threatened or exists with respect to any Receivable.

                   (x) No Liens. To the best of the Originator's knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Receivable, except those pursuant to the Basic Documents.

                   (xi) No Default. No Receivable is a non-performing Receivable or has a payment that is more than 90 days overdue as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing; and no continuing condition that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Originator has not waived and shall not waive any of the foregoing.

                   (xii) Title. It is the intention of the Originator that the transfers and assignments contemplated herein and in the Liquidity Receivables Purchase Agreement constitute a sale of the Receivables from the Originator to the Purchaser and that the beneficial interest in and title to the Receivables and any True Lease Equipment related to such Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Originator under any bankruptcy or similar law. No Receivable has been sold, transferred, assigned or pledged by the Originator to any Person other than the Purchaser. Immediately prior to the transfers and assignments contemplated herein and in the Liquidity Receivables Purchase Agreement, the Originator had good title to each Receivable and any True Lease Equipment related to such Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good title to each Receivable and any True Lease Equipment, free and clear of all Liens; and the transfer and assignment of the Receivables to the Purchaser has been perfected under the UCC.

                   (xiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the Sale Agreement, the Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

                   (xiv) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Receivables have been made.

                   (xv) One Original. There is only one original executed copy of each Receivable.

                   (xvi) Maturity of Receivables. Each Receivable has a remaining term to maturity of not more than 72 months, in the case of the Initial Receivables, and 72 months, in the case of the Subsequent Receivables; the weighted average remaining term of the Initial Receivables is approximately 49.28 months as of the Initial Cutoff Date; the weighted average original term of the Receivables, including as of each Subsequent Transfer Date all

          Subsequent Receivables previously transferred to the Purchaser, will not be greater than 55.0 months.

                   (xvii) Scheduled Payments and APR. No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date; each Receivable provides for payments that fully amortize the Amount Financed over the original term of the Receivable, except that Leases also provide for payments of the related Termination Values, and is either a Precomputed Receivable or a Simple Interest Receivable; each Receivable has an APR of at least 3.0%; as of each Subsequent Cutoff Date, the weighted average of the Initial Cutoff Date APR and each Subsequent Cutoff Date APR (weighted on the basis of the respective aggregate Contract Values of the Receivables for which each such APR is used to calculate the Contract Value) will not be less than the sum of the weighted average of the Interest Rates for the Class A Notes and Class B Notes plus the Servicing Fee.

                   (xviii) Insurance. The Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment and, in the case of any Lease, public liability insurance relating to the use of such Financed Equipment, in each case in accordance with the Originator's or, in the case of a NH Receivable, NH Credit's normal requirements.

                   (xix) Concentrations. (A) No Receivable has a Contract Value (when combined with the Contract Value of any other Receivable with the same or an Affiliated Obligor) that exceeds 1% of the Initial Pool Balance.

                        (B)   [Reserved]

                   (xx) Financing. Approximately 56.21% of the aggregate Contract Value of the Initial Receivables, constituting 58.99% of the number of Initial Receivables as of the Initial Cutoff Date, were secured by or constitute leases of equipment that was new at the time the related Initial Receivable was originated; the remainder of the Initial Receivables represent financing or leases of used equipment; approximately 65.45% of the aggregate Contract Value of the Initial Receivables, constituting 64.27% of the number of Initial Receivables as of the Initial Cutoff Date, represent financing or leases of agricultural equipment; the remainder of the Initial Receivables represent financing or leases of construction or forestry equipment. The aggregate Contract Value of the Receivables for the purposes of the above calculations as of the Initial Cutoff Date is $739,257,526.83 (and is calculated using the individual APR applicable to each Initial Receivable). Additionally, not more than 50.00% of the aggregate Contract Value of the Receivables, including, as of each Subsequent Transfer Date, all Subsequent Receivables previously transferred to the Purchaser, will represent Contracts for the
          financing  or  lease  of  construction and  forestry   equipment.  No
          Subsequent Receivable will represent the financing of truck equipment.

                   (xxi) No Bankruptcies. No Obligor on any Receivable as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

                   (xxii) No Repossessions. None of the Financed Equipment securing any Receivable is in repossession status.

                   (xxiii) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC of the State the law of which governs the perfection of the interest granted in it.

                   (xxiv) U.S. Obligors. None of the Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

                   (xxv) Payment Frequency. As of the Initial Cutoff Date and as shown on the books of the Originator (or, in the case of the NH Receivables, NH Credit): (A) Initial Receivables having an aggregate Contract Value equal to 50.66% of the Initial Pool Balance had annual scheduled payments, (B) Initial Receivables having an aggregate Contract Value equal to 3.33% of the Initial Pool Balance had semi-annual scheduled payments, (C) Initial Receivables having an aggregate Contract Value equal to 0.66% of the Initial Pool Balance had quarterly scheduled payments, (D) Initial Receivables having an aggregate Contract Value equal to 43.18% of the Initial Pool Balance had monthly scheduled payments, and (E) Initial Receivables having an aggregate Contract Value equal to 2.17% of the Initial Pool Balance had irregularly scheduled payments.

                   (xxvi) First Payment. As of the Initial Cutoff Date, Obligors had not yet made the first payment in respect of Initial Receivables representing less than 53.93% of the Initial Pool Balance.

                   (xxvii) Interest Accruing. Each Receivable, other than those Receivables consisting of Contracts that contain interest waivers for a specified period of time, is, as of the Closing Date or Subsequent Transfer Date, as applicable, accruing interest; no Receivable contains an interest waiver extending more than 12 months after the Initial Cutoff Date.

                   (xxviii) Leases. Each Lease included in the Initial Receivables or the Subsequent Receivables has a Termination Value less than or equal to 10% of the purchase price of the equipment subject to such Lease and is a "lease intended as security" (rather than a true lease) within the meaning of Section 1-201(37) of the UCC.

                   (xxix) Originator's Representations. The representations and warranties of the Originator contained in Section 3.2(a) are true and correct.

                   (xxx) Originator's Obligations. The Originator has no obligations under any Contract, other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases.

                   (xxxi) No Either/or Leases. No Lease included in the Initial Receivables or the Subsequent Receivables is a Either/or Lease, and no Financed Equipment transferred to the Purchaser on the Closing Date or any Subsequent Transfer Date, as the case may be, constitutes True Lease Equipment.

                   (xxxii) No Leases. Notwithstanding anything to the contrary in the Basic Documents, none of the Initial Receivables or the Subsequent Receivables shall be Leases.


                                   ARTICLE IV
                                   CONDITIONS

          SECTION 4.1.  CONDITIONS TO OBLIGATION OF THE PURCHASER.

         (a) Purchased Contracts. The obligation of the Purchaser to purchase the Purchased Contracts is subject to the satisfaction of the following conditions:

                   (i) Representations and Warranties True. The representations and warranties of the Originator hereunder shall be true and correct on the Closing Date and the Originator shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                   (ii) Computer Files Marked. The Originator shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that Receivables created in connection with the Purchased Contracts have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables certified by the Chairman, the President, a Vice President or the Treasurer of the Originator to be true, correct and complete.

                   (iii) Documents To Be Delivered by the Originator on the Closing Date.

                            (A) The First-tier Case  Assignment.  On the Closing
                   Date (but only if the Contract Value of the Purchased Contracts is greater than zero), the Originator will execute and deliver the First-Tier Case Assignment, which shall be substantially in the form of Exhibit A.

                            (B) Evidence of UCC Filing. On or prior to the Closing Date (but only if the Contract Value of the Purchased Contracts is greater than zero), the Originator shall execute and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law to fully perfect the Purchaser's right, title and interest in the Purchased Contracts and the other property sold hereunder, executed by the Originator, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Purchased Contracts and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Purchased Contracts and such other property to the Purchaser. It is understood and agreed, however, that no filings will be made to perfect any security interest of the Purchaser in the Originator's interests in Financed Equipment. The Originator shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                            (C) Other  Documents.  The  Originator  will deliver
                   such other documents as the Purchaser may reasonably request.

                   (iv) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

          (b) Subsequent Receivables. The obligation of the Purchaser to purchase any Subsequent Receivables is subject to the satisfaction of the following conditions on or prior to the related Subsequent Transfer Date:

                   (i) the Originator shall have delivered to the Purchaser a duly executed written assignment in substantially the form of Exhibit B (the "FIRST-TIER CASE SUBSEQUENT TRANSFER ASSIGNMENT"), which shall include supplements to the Schedule of Receivables listing the Subsequent Receivables;

                   (ii) the Originator  shall, to the extent required by Section
          5.2 of the Sale and Servicing Agreement, have delivered to the Purchaser for deposit in the Collection Account all collections in respect of the Subsequent Receivables;

                   (iii) as of such Subsequent Transfer Date: (A) the Originator was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
          (B) the Originator did not intend to incur or believe that it would incur debts that would be beyond the Originator's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Originator did not constitute unreasonably small capital to carry out its business as conducted;

                   (iv) the applicable Spread Account Initial Deposit and Principal Supplement Account Deposit, if any, for such Subsequent Transfer Date shall have been made;

                   (v) the Funding Period shall not have terminated;

                   (vi) each of the representations and warranties made by the Originator pursuant to Section 3.2(b) with respect to the Subsequent Receivables shall be true and correct as of such Subsequent Transfer Date, and the Originator shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                   (vii) the Originator shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the related First-Tier Case Subsequent Transfer Assignment have been sold to the Purchaser pursuant to this Agreement and the First-Tier Case Subsequent Transfer Assignment;

                   (viii) the Originator shall have taken any action required to give the Purchaser a first priority perfected ownership interest in the Subsequent Receivables;

                   (ix) no selection procedures believed by the Originator to be adverse to the interests of the Purchaser, the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                   (x) the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Purchaser, the Trust, the Noteholders or the Certificateholders;

                   (xi) the Originator shall have provided the Purchaser a statement listing the aggregate Contract Value of such Subsequent Receivables and any other information reasonably requested by the Purchaser with respect to such Subsequent Receivables;

                   (xii) all the conditions to the transfer of the Subsequent Receivables to the Issuer specified in the Sale and Servicing Agreement shall have been satisfied; and

                   (xiii) the Originator shall have delivered to the Purchaser an Officers' Certificate confirming the satisfaction of each condition precedent specified in this clause (b) (substantially in the form attached hereto as Annex A to the First-Tier Case Subsequent Transfer Assignment).

          SECTION 4.2. CONDITIONS TO OBLIGATION OF THE ORIGINATOR. The obligation of the Originator to sell the Purchased Contracts and the Subsequent Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                   (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date or the applicable Subsequent Transfer Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Subsequent Transfer Date.

                   (b) Receivables Purchase Price. On the Closing Date or the applicable Subsequent Transfer Date, the Purchaser shall have delivered to the Originator the portion of the Initial Purchase Price or the Subsequent Purchase Price, as the case may be, payable on the Closing Date or such Subsequent Transfer Date pursuant to Section 2.5.


                                    ARTICLE V
                           COVENANTS OF THE ORIGINATOR

          The Originator agrees with the Purchaser as follows; PROVIDED, HOWEVER, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

          SECTION 5.1. PROTECTION OF RIGHT, TITLE AND INTEREST. (a) Filings. The Originator shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other property sold hereunder. It is understood and agreed, however, that no filings will be made to perfect any security interest of the Purchaser in the Originator's interests in Financed Equipment. The Originator shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Originator in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

          (b) Name Change. Within 15 days after the Originator makes any change in its name, identity or corporate structure that would, could or might make any financing statement or continuation statement filed in accordance with paragraph
(a) seriously misleading within the applicable provisions of the UCC or any title statute, the Originator shall give the Purchaser notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Trust Estate.

          SECTION 5.2. OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and pursuant to the Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents, the
Originator: (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables, and (b) shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Originator; PROVIDED, HOWEVER, that the Originator's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

         SECTION  5.3.  CHIEF   EXECUTIVE   OFFICE.   During  the  term  of  the
Receivables, the Originator will maintain its chief executive office in one of the States.

          SECTION 5.4. COSTS AND EXPENSES. The Originator agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in, to and under the Receivables.

         SECTION 5.5. INDEMNIFICATION. The Originator shall indemnify, defend and hold harmless the Purchaser for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Originator may otherwise have. The Originator shall indemnify, defend and hold harmless the Purchaser, the Issuer, the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against any taxes that may at any time be asserted against such Person with respect to the sale of the Receivables to the Purchaser hereunder or the sale of the Receivables to the Issuer by the Purchaser or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser and the Issuer, not including any taxes asserted with respect to ownership of the Receivables on Federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

          SECTION 5.6. TRANSFER OF SUBSEQUENT RECEIVABLES. The Originator covenants to transfer to the Purchaser, pursuant to Section 2.2, Subsequent Receivables with an aggregate Contract Value equal to $427,816,312.54, subject only to the availability of such Subsequent Receivables.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION  6.1.  OBLIGATIONS  OF  ORIGINATOR.   The  obligations  of  the
Originator under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

          SECTION 6.2. REPURCHASE EVENTS. The Originator hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Indenture Trustee, the Noteholders, the Trustee and the Certificateholders that the occurrence of a breach of any of the Originator's representations and warranties contained in Section 3.2(b), shall constitute events obligating the Originator to repurchase any Receivable materially and adversely affected by any such breach ("REPURCHASE EVENTS") at the Purchase Amount from the Purchaser or from the Trust. Except as set forth in Section 5.5, the repurchase obligation of the Originator shall constitute the sole remedy of the Purchaser, the Indenture Trustee, the Noteholders, the Trust, the Trustee or the Certificateholders against the Originator with respect to any Repurchase Event.

          SECTION 6.3. PURCHASER ASSIGNMENT OF REPURCHASED RECEIVABLES. With respect to all Receivables repurchased by the Originator pursuant to this Agreement, the Purchaser shall sell, transfer, assign, set over and otherwise convey to the Originator, without recourse, representation or warranty, all of the Purchaser's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

          SECTION 6.4. TRUST. The Originator acknowledges and agrees that: (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such Receivables and such rights to the Indenture Trustee and (c) the representations, warranties and covenants contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.2, are intended to benefit the Trust, the Certificateholders and the Noteholders. The Originator hereby consents to all such sales and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by the Purchaser.

          SECTION 6.5. AMENDMENT. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by the Originator and the Purchaser, without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such amendment will not in the Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Originator and the Purchaser, with prior written notice to the Rating Agencies, with the written consent of (x) Noteholders holding Notes evidencing at least a majority of the Note Balance and (y) the Holders of Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 6.6. ACCOUNTANTS' LETTERS. (a) A firm of independent certified public accountants will review the characteristics of the Receivables described in the

Schedule of Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus, (b) the Originator will cooperate with the Purchaser and such accounting firm in making available all information and taking all steps reasonably necessary to permit such accounting firm to complete the review set forth in clause (a) and to deliver the letters required of them under the Underwriting Agreement, (c) such accounting firm will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Originator and the Purchaser, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of the letter.

          SECTION 6.7. WAIVERS. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement, the First-Tier Case Assignment or any First-Tier Case Subsequent Transfer Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

          SECTION 6.8. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of the Originator, to Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer (telephone (414) 636-6011); (b) in the case of the Purchaser, to CNH Receivables Inc., 475 Half Day Road, Lincolnshire, Illinois 60069, Attention: Treasurer (telephone (847) 955-4904); (c) in the case of the Rating Agencies, at their respective addresses set forth in Section 10.3 of the Sale and Servicing Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 6.9. COSTS AND EXPENSES. The Originator will pay all expenses incident to the performance of its obligations under this Agreement and the Originator agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in, to and under the Receivables and the enforcement of any obligation of the Originator hereunder.

          SECTION 6.10. REPRESENTATIONS OF THE ORIGINATOR AND THE PURCHASER. The respective agreements, representations, warranties and other statements by the Originator and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.4.

         SECTION 6.11. CONFIDENTIAL INFORMATION. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or the Indenture or any other Basic Document or as required by any of the foregoing or by law.

          SECTION 6.12. HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

          SECTION 6.13. GOVERNING LAW. This Agreement, the First-Tier Case Assignment, and each First-Tier Case Subsequent Transfer Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

          SECTION 6.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          SECTION 6.15. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.


                                       CNH RECEIVABLES INC.


                                       By:/s/ Ralph A. Than
                                          ----------------------------------
                                           Name:     Ralph A. Than
                                           Title:    Vice President & Treasurer


                                       CASE CREDIT CORPORATION


                                       By:/s/ Ralph A. Than
                                          ---------------------------------
                                           Name:     Ralph A. Than
                                           Title:    Vice President & Treasurer

                                                                     EXHIBIT A
                                                         to Purchase Agreement


                                     FORM OF
                           FIRST-TIER CASE ASSIGNMENT

          For value received, in accordance with and subject to the Purchase Agreement dated as of March 1, 2000 (the "PURCHASE AGREEMENT"), between the undersigned and CNH Receivables Inc. (the "PURCHASER"), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto the Purchaser, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the Purchased Contracts, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Purchased Contracts and any other interest of the undersigned in such Financed Equipment,
(c) any proceeds with respect to the Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to the Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with Case Credit Corporation or with NH Credit, (e) any Financed Equipment that shall have secured the Purchased Contracts and that shall have been acquired by or on behalf of the Purchaser, (f) any True Lease Equipment that is subject to any Purchased Contract, and (g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation (other than the covenant of quiet enjoyment benefitting the Obligors under any Contracts that are Leases) of the undersigned to the Obligors, insurers or any other person in connection with the Purchased Contracts, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

          This First-Tier Case Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed in all respects by the Purchase Agreement.

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this First-Tier Case Assignment to be duly executed as of March __, 2000.


                                              CASE CREDIT CORPORATION


                                              By:
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT B
                                                         to Purchase Agreement


                                     FORM OF
                 FIRST-TIER CASE SUBSEQUENT TRANSFER ASSIGNMENT

          For value received, in accordance with and subject to the Purchase Agreement dated as of March 1, 2000 (the "PURCHASE AGREEMENT"), between Case Credit Corporation, a Delaware corporation (the "ORIGINATOR"), and CNH Receivables Inc., a Delaware corporation (the "PURCHASER"), the Originator does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the Subsequent Receivables, with an aggregate Contract Value equal to $_______________, listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Originator in such Financed Equipment, (c) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to such Subsequent Receivables other than any interest in the Dealers' reserve accounts maintained with the Originator or with NH Credit, (e) any Financed Equipment that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Purchaser, (f) any True Lease Equipment that is subject to any Subsequent Receivable, and (g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation (other than the covenant of quiet enjoyment benefitting the Obligors under any Contracts that are Leases) of the Originator to the Obligors, insurers or any other person in connection with such Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

          This First-Tier Case Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Originator contained in the Purchase Agreement (including the Officers' Certificate of the Originator accompanying this Agreement) and is to be governed in all respects by the Purchase Agreement.

          Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this First Tier Case Subsequent Transfer Assignment to be duly executed as of _____________________
_________________.


                                        CASE CREDIT CORPORATION


                                        By:
                                           -----------------------------------
                                           Name:______________________________
                                           Title:_____________________________

                                                                      SCHEDULE A

                               to First-Tier Case Subsequent Transfer Assignment


                       SCHEDULE OF SUBSEQUENT RECEIVABLES


                               [SEE ATTACHED LIST]

                                                                         ANNEX A

                               to First-Tier Case Subsequent Transfer Assignment


                              OFFICERS' CERTIFICATE


          We, the undersigned officers of Case Credit Corporation (the "COMPANY"), do hereby certify, pursuant to Section 4.1(b)(xiii) of the Purchase Agreement dated as of March 1, 2000, among the Company, and CNH Receivables Inc. (the "PURCHASE AGREEMENT"), that all of the conditions precedent to the transfer to the Purchaser of the Subsequent Receivables listed on Schedule A to the First-Tier Case Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Receivables as described in
Section 2.2 of the Purchase Agreement, have been satisfied on or prior to the related Subsequent Transfer Date.

          Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this ___ day of ___________, _____.



                                        By:
                                           -----------------------------------
                                           Name:______________________________
                                           Title:_____________________________


                                        By:
                                           -----------------------------------
                                           Name:______________________________
                                           Title:_____________________________